AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON FEBRUARY 1, 2001

                                                      Registration No. 333-XXXXX
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            F2 BROADCAST NETWORK INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


       Nevada                                            84-0974303
--------------------                         -------------------------------
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
incorporation or organization)


6421 Congress Ave #115 Boca Raton, FL                              33487
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                            F2 BROADCAST NETWORK INC.
                            COMPENSATION PLAN - 2001B

                           (Full titles of the plans)

                    Howard B. Stern, Chief Executive Officer
                            F2 Broadcast Network Inc.
                             6421 Congress Ave #115
                              Boca Raton, FL 33487
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (561) 241-9711
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Alan L. Talesnick, Esq.
                             Francis B. Barron, Esq.
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

                         CALCULATION OF REGISTRATION FEE

========================== ============================= ===================== ====================== ======================
 Title Of Securities To      Amount To Be Registered       Proposed Maximum      Proposed Maximum           Amount Of
      Be Registered                                       Offering Price Per    Aggregate Offering      Registration Fee
                                                                Unit                  Price

-------------------------- ----------------------------- --------------------- ---------------------- ----------------------
      Common Stock,           23,500,000 shares (1)          $0.0215 (2)             $505,250                 $127
     $.008 par value
========================== ============================= ===================== ====================== ======================

[FN]

(1)  Consists  of  23,500,000   shares   issuable   pursuant  to  the  Company's
Compensation Plan - 2001B (the "Stock Plan").

(2) The Proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(h) using the average of the high and low reported sales prices of the Company's common stock on the OTC Bulletin Board on January 30, 2001 which is within five business days of the date of filing (February 1, 2001) of this Registration Statement because options and shares have not yet been granted under the Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement relates to two separate prospectuses.

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, consultants and others of up to 23,500,000 shares of common stock pursuant to our Compensation Plan - 2001B (the "Stock Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the reoffer or resale of any shares which are deemed to be control securities or restricted securities under the Securities Act of 1933.

                                   PROSPECTUS

Item 1.   Plan Information

                             STOCK PLAN INFORMATION

         We established the Stock Plan effective January 18, 2001 to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants and to supplement prior stock option plans. The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to us and who provide services in connection with the development, production of our products or otherwise in connection with our business. The Stock Plan authorizes us to issue up to 23,500,000 shares of our common stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan for services in connection with the offer and sale of securities in a capital-raising or capital promoting transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares which may be awarded under the Stock Plan to a single participant. We anticipate that a substantial portion of the shares to be issued under the Stock Plan will be issued as compensation to our technical consultants, attorneys, and advisors who provide development services in the development and testing of our various products and services.

         The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board Of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

         We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at its principal office at 6421 Congress Ave, Suite 115, Boca Raton, FL 33487, attention: Chief Executive Officer.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of the common stock issuable under the terms of the Stock Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         Our principal offices are located at 6421 Congress Ave, Suite 155, Boca Raton, FL 33487; telephone (561) 241-9711.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                               REOFFER PROSPECTUS


                            F2 BROADCAST NETWORK INC.
                        23,500,000 Shares Of Common Stock

         This prospectus relates to the transfer of up to 23,500,000 shares of common stock of F2 Broadcast Network Inc. by the selling stockholders identified in this prospectus. The shares will be acquired by the selling stockholders pursuant to grants of stock and options under our Compensation Plan - 2001B (the "Stock Plan").

         The selling stockholders have not entered into any underwriting arrangements. The prices for the shares that may be sold pursuant to this prospectus may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of these shares. We may, however, receive proceeds from the exercise, if any, of options to purchase shares of common stock that may be granted under the Stock Plan.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "FBNI". On January 30, 2001, the closing price of the common stock was $0.021 per share.

         Investing in our shares involves certain risks. See the "Risk Factors" section beginning on page 4.

         Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 1, 2001.

                    ----------------------------------------
                                TABLE OF CONTENTS
                    ----------------------------------------

                                                                   Page


PROSPECTUS SUMMARY                                                   3


RISK FACTORS                                                         4


THE COMPANY                                                          7


PROSPECTIVE SELLING STOCKHOLDERS                                     7


PLAN OF DISTRIBUTION                                                 9


LEGAL MATTERS                                                        9


EXPERTS                                                              9


INDEMNIFICATION                                                      9


AVAILABLE INFORMATION                                               10


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                     11

                               PROSPECTUS SUMMARY

         The following summary highlights information contained in this prospectus. In addition to reviewing this summary, you should read this entire prospectus carefully, including the "Risk Factors" section. All Information included in this prospectus, and incorporated by reference into this prospectus, should be considered before investing in the common stock.

The Company

     We engage in, or hold controlling interests in entities that engage in, radio, live entertainment and Internet-related video production businesses. Through our Quality Communications, Inc. subsidiary, we operate an FM radio station in Gillette, Wyoming that plays contemporary country music. Through our Comedy Works, Inc. subsidiary, we operate a comedy club in downtown Denver, Colorado. We currently intend to sell the Gillette radio station and our interest in the comedy club. Our current business model focuses on production of video packages for other businesses to transmit via the Internet. At the present time, we need additional funding to execute our Internet video production business plan.

The Offering

         The selling stockholders may sell a total of up to 23,500,000 shares of common stock. The shares will be acquired by the selling stockholders pursuant to our Stock Plan.

         The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.

         We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options are issued to the selling stockholders and subsequently exercised, we will use the proceeds from those exercises for general and administrative expenses and working capital.

Name Change and Increased Capitalization

         On December 27, 2000, our stockholders approved changing the name of our company from "First Entertainment Holding Corp." to "F2 Broadcast Network Inc." On that date the stockholders also approved increasing our authorized common stock to 250,000,000 shares. The name change and increased capitalization became effective January 4, 2001, when we filed Articles Of Amendment to our Articles Of Incorporation with the Nevada Secretary Of State.

Company Offices

         Our offices are located at 6421 Congress Ave, Suite 155, Boca Raton, FL 33487; telephone (561) 241-9711.

                                  RISK FACTORS

     PROSPECTIVE  INVESTORS SHOULD CAREFULLY  CONSIDER,  TOGETHER WITH THE OTHER
INFORMATION  IN  THIS   PROSPECTUS  OR   INCORPORATED  BY  REFERENCE  INTO  THIS
PROSPECTUS, THE FOLLOWING FACTORS THAT AFFECT US.

Our auditor's report contains a "going concern" qualification.

         The independent certified public accountants' report on our financial statements contains an explanatory paragraph, which, in general, indicates that we have suffered recurring losses from operations, have a working capital deficiency and have defaulted on a substantial portion of our debt. These conditions raise substantial doubt about our ability to continue in business. Our plans to address this issue include obtaining additional financing, and/or extending our existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. There is no assurance that we will be successful in these plans. The financial statements do not include any adjustments that might result from the going concern uncertainties.

The multimedia entertainment business is speculative in nature.

         Profits, if any, from the businesses in which we currently engage are dependent on widespread public acceptance of, and interest in, each creative project undertaken by our various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which we may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of our completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. We may not recoup all or any portion of our investment in a particular project, and cannot guarantee that any project will yield us profits. In addition, if the sale of our Gillette, Wyoming radio station and of our interest in a Denver, Colorado comedy club are completed as described below in "The Company", we no longer will have any revenues or cash flow resulting from the operation of those assets. All revenue and cash flow, if any, will be dependent upon the success of our existing and contemplated internet video production operations. To date, negligible revenues and cash flows have resulted from our video production operations, and no profits are attributable to those operations.

The inability to protect our property rights could hurt our business.

     In the past we have developed our own Internet content and products and have entered into license agreements with respect to other Internet products. We currently are focusing on video production for sale to our customers for streaming over the Internet. In carrying out our current operations, we also utilize technology which we license from others. We cannot guarantee that these license rights will provide us with significant protection from competitors. Property rights protection generally is uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Therefore, we cannot assure that any rights licensed to us will afford protection against competitors with similar technologies and that we will have the financial resources necessary to enforce our property rights.

     In addition, even though we have licenses, under the terms of our license agreements, we generally are responsible for protecting the intellectual property rights subject to these agreements. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. The out of pocket costs, as well as the lost time of management, associated with litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of our licensed rights can be substantial. We may also be required to obtain additional licenses from others if we determine to refine existing property and to develop and market new products. We may not be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable. As a result of these possible factors, we may incur substantial expenses to protect property rights. This would result in increased losses or reduced profits and also distract management from pursuing more productive activities for us.

We need additional funding to sustain our operations.

     In order to continue to pursue our business plans fully, we will need additional funding. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control. As described below in "The Company", in order to obtain funds to further our evolving Internet video production business we are currently negotiating to sell our Gillette, Wyoming radio station holdings and our interest in a Denver, Colorado comedy club. However, there is no assurance that the sale of these assets will be successfully completed. If we do not obtain additional funding, we may have to cut back or cease our businesses, leading to additional losses and decreased stock prices.

Intense competition could adversely impact our business.

     We currently compete in the areas of radio broadcasting, comedy club operation and Internet video production businesses with other companies. Many of our competitors have substantially larger financial and other resources than us. From time to time, there may be competition for, and shortage of, broadcasting talent and comedians, and qualified production personnel and computer technicians. We may therefore not be able to attract the best available talent required to develop our businesses. This competition and these shortages could lead to an increase in costs that could adversely affect us by increasing losses or reducing profits. We also compete with other companies for advertising on our radio station. All of these factors could lead to our incurring higher costs and receiving lower revenues so that our losses increase.

     The Internet-related video production business in which we operate and intend to operate are characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. This could attract our customers to competitors, reducing our revenues. The possibility of increased costs to keep up with technological advancements and reduced revenues if customers depart would lead to increased losses or reduced profits.

Limited liquidity in our common stock makes resales difficult.

         There may be no ready market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Historically, there has been an extremely limited public market for our shares. We cannot predict that the market will be sustained or will expand. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral because lenders may require a more liquid form of security.

Penny stock regulations limit the liquidity of our stock.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the Nasdaq system). If our shares are traded for less than $5 per share, as they currently are, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $9,500,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years. We do not meet these requirements. As a result, market transactions in our shares are subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our shares are subject to the penny stock rules, the holders of our shares may find it difficult to sell our shares.

Forward-Looking Statements And Associated Risks

This prospectus contains forward-looking statements. These statements include:

o    our growth strategies,
o    our products and planned products,
o    the need for additional financing,
o    the  need  for  and  uncertainty  with  respect  to  necessary   regulatory
     clearances,
o    commercial  acceptance  of our  products  and planned  products,  and o our
     ability  to  successfully   commercialize   our  products  and  to  achieve
     profitability in general.

         These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this prospectus, including the "Risk Factors" section. These factors include regulatory, financial, market or general economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire or prove to be accurate.

                                   THE COMPANY

     We were originally incorporated under the laws of Colorado on January 17, 1985. On December 15, 1997, we changed our state of incorporation from Colorado to Nevada and changed our name to First Entertainment Holding Corp. On January 4, 2001, we changed our name to "F2 Broadcast Network Inc."

     Currently, we operate or hold controlling interests in three active and two non-operating business segments. The three active segments are known as "Radio", "Live Entertainment" and "Internet". The non-operating segments are known as "Film", "Video", and "Retail". Initially, our business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, we entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which we operate the radio segment of our business. In 1992, we acquired a controlling interest in First Films, Inc. ("First Films"), a Colorado corporation, under which our live entertainment operations currently are undertaken and under which our film production activities previously were undertaken. Beginning in 1999, we attempted to develop relationships with Internet content providers, advertisers and gaming companies in an attempt to create an Internet site with links to entertainment and gaming content and to provide Internet site development to other parties. Beginning in January 2001, we have focused on attempting to create a new Internet video production package that may enable businesses to affordably showcase products, services, sports and entertainment events over the Internet. It is intended that this video production package, which is the current primary focus of the Company, will utilize high-speed broadband streaming technology including, potentially, satellite bandwidth transmission technologies to deliver company-created video products over the internet. We have developed a pricing model for these services that includes streaming, editing, encoding and archiving video content for entertainment, corporate, sports and other events.

     To fund our evolving internet business model, we need additional funding. We currently intend to obtain this funding by selling our interest in a Denver, Colorado comedy club and our Gillette, Wyoming radio station. We have entered into a letter of intent regarding the sale of our interest in the comedy club and our Quality Communications, Inc. subsidiary has entered into a memorandum of understanding concerning the sale of the radio station. For further information, please refer to the January 8, 2001 current report on Form 8-K, which is incorporated into this prospectus by reference. See below, "Incorporation Of Certain Documents By Reference."

         This prospectus relates to the resale of shares which may be acquired by our employees or consultants pursuant to the Stock Plan, or that may be acquired by employees or consultants upon exercise of options that may be granted under the Stock Plan.

                        PROSPECTIVE SELLING STOCKHOLDERS

         There are an aggregate of 23,500,000 shares of common stock reserved for issuance under the Stock Plan. The shares are covered by a registration statement on Form S-8 that we filed with the SEC on the date of this prospectus. This prospectus is a part of that registration statement.

         As of the date of this prospectus, no shares or options have been granted pursuant to the Stock Plan. This prospectus covers the resale of up to 4,000,000 shares that may be acquired in the future by our directors and officers through grants under the Stock Plan and upon the exercise of options granted under the Stock Plan.

         On January 30, 2001, a total of 72,344,156 shares of our common stock were issued and outstanding. The following table sets forth the name and position of each prospective selling stockholder, each of whom is a director or executive officer of our Company; the number of shares of common stock owned as of the date of this prospectus, including shares which may be acquired pursuant to the exercise of outstanding options; the number of shares covered by this prospectus; and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this prospectus.

                                                                Shares           Percentage
                                   Shares Owned                 Owned            Of Class
                                   Prior To        Shares       After            After
Name              Position         Offering        Offered      Offering         Offering
----------------------------------------------------------------------------------------
Doug Olson        Director          7,043,440        2,000,000    5,043,440       6.6%
                                     (1)(2)(3)

Howard Stern      Chief Executive   8,241,484        2,000,000    6,241,484       8.2%
                  Officer, President,(1)(2)(3)
                  Secretary,
                  Treasurer and
                  Director

[FN]

*Less than one percent.

(1) "Beneficial Ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 2,000,000 shares that may be issued pursuant to the Stock Plan as payment of compensation.

(3) Includes 2,500,000 shares authorized to be issued to the named security holder pursuant to the 2000 Management Compensation Plan described below in footnote 4, "Cancellation And Reissuance Of Options In September 2000." Assumes that the named security holder exchanges all options granted pursuant to the 2000 Management Compensation Plan held by him on the date each threshold regarding the last sales price of the common stock is reached for twice as many options exercisable at the higher price. As described below in footnote (4) "Cancellation And Reissuance Of Options In September 2000", only 25 percent of options granted pursuant to the Management Compensation plan are exercisable on the date of grant. Therefore, the figure in the table above includes 1,250,000 shares issuable upon the exercise of options to purchase up to 1,250,000 shares of common stock until September 15, 2005, which number of options represents 25 percent of the total number of options which, if required to be issued to the named security holder within the next 60 days pursuant to the exchange provisions of the Management Compensation Plan, will be exercisable on the date of grant. See footnote 4, below, entitled "Cancellation And Reissuance Of Options In September 2000".

(4)      Cancellation And Reissuance Of Options In September 2000

         On September 15, 2000, our Board of Directors enacted the 2000 Management Compensation Plan to compensate directors, officers and consultants and to provide incentives for those persons in acting on behalf of the Company. In order to participate in the Management Compensation Plan, officers and consultants were required to relinquish any options previously granted to them. Options to purchase common stock have been issued pursuant to the Management Compensation Plan, and shares of common stock were authorized to be issued, to the following persons in the respective amounts indicated:


   Recipient               Shares To Be Issued          Initial Options Granted
-------------------------------------------------------------------------------
   Howard Stern            2,500,000                          1,250,000
   Douglas Olson           2,500,000                          1,250,000
   Michael Marsowicz       2,500,000                          1,250,000
   Duane Knight            1,000,000                            500,000
   Ronald Ratner           1,000,000                            500,000
   Robert Fuchs              500,000                            250,00
-------------------------------------------------------------------------------
                          10,000,000                          5,000,000


         All recipients of shares and options under the Management Compensation Plan were officers and employees at the time of grant except for Mr. Knight, a consultant providing accounting and administrative services. The options are exercisable at a price of $.08 per share until September 15, 2005. The closing sales price for the common stock on
         September 15, 2000 was $.08. The options are exercisable 25% immediately and 25% on each of the first three anniversaries of the date of grant provided that the recipient continues to be a director, officer, employee or consultant at that respective time. In addition, the options provide that when the last sales price for the common stock is at least $.16 per share for three consecutive trading days, the option holder may elect to exchange each option exercisable at $.08 per share for two options exercisable at $.16 per share. Similarly, the option holder may exchange each of his options for two options to purchase one share of common stock each at $.32 per share at such time as the last sales price for the common stock is at least $.32 per share for three consecutive trading days. If these price levels are attained and if all the recipients of the initial options to purchase5,000,000 shares of common stock elect to exchange them for options exercisable at each of the higher prices, options to purchase a total of 20,000,000 shares would be outstanding at an exercise price of $.32 per share.

                              PLAN OF DISTRIBUTION

         The 23,500,000 shares covered by this prospectus will be offered, if at all, by certain of our stockholders, and not by us. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and we anticipate that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of any agreements with brokers to sell any or all of the shares which may be offered hereby.

                                  LEGAL MATTERS

         Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus.

                                     EXPERTS

         The audited financial statements appearing in our Annual Report on Form10-KSB for the year ended December 31, 1999 have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants. These financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and up on the authority of the accountants as experts in auditing and accounting.

                                 INDEMNIFICATION

         Section 78.7502(3) of the Nevada General Corporation Law (the "Nevada Code") provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

         In  addition,   Section   78.7502(1)  of  the  Nevada  Code  permits  a
corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation (a "Derivative Action"), because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

         In a Derivative Action or threatened Derivative Action, Section 78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

         Our articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada Code. Our bylaws provide that no director or officer shall be liable to us for his acts or omissions resulting in a loss to us, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that we may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

                              AVAILABLE INFORMATION

         This prospectus is part of the registration statement on Form S-8, together with all amendments and exhibits, under the Securities Act of 1933 that we filed with the SEC. The registration statement contains information that is not included in this prospectus.

         Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or document filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit is qualified in all respects by reference to the copy of the document filed as an exhibit. For further information with respect to our business, please refer to the registration statement.

         In accordance with the requirements of the Securities Exchange Act of 1934, as amended, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the Public Reference Room maintained by the SEC at the following addresses:

o        450 Fifth Street, N.W., Washington, D.C.  20549, Room 1024
o        500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
o        7 World Trade Center, New York, New York 10048

         Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials we file electronically with the SEC are available at the SEC's Internet web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that previously were, or are required in the future to be, filed with the SEC (File No. 0-15435) pursuant to the Exchange Act are incorporated herein by reference:

o    Our Annual Report on Form 10-KSB for the year ended December 31, 1999;

o Our Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000;

o Our Current Reports on Form 8-K filed with the SEC on each of February 1, 2001, January 22, 2001, January 8, 2001, December 28, 2000, December 20,
     2000, November 7, 2000, September 18, 2000 and August 24, 2000;

o The description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

o All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

         Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement is modified or replaced by a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Howard
B. Stern, Chief Executive Officer, F2 Broadcast Network Inc., 6421 Congress Ave, Suite 155, Boca Raton, FL 33487, telephone (561) 241-9711.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.
------------------------------------------------

         The documents listed in (i) through (iv) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

          (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

          (ii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000;

          (iii)the Company's Current Reports on Form 8-K filed with the SEC on each of February 1, 2001, January 22, 2001, January 8, 2001, December 28, 2000, December 20, 2000, November 7, 2000, September 18, 2000 and August 24, 2000;

          (iv) the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

          (v) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

Item 4.  Description Of Securities.
----------------------------------

         Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.
----------------------------------------------

         Not Applicable.

Item 6.  Indemnification Of Officers And Directors.
--------------------------------------------------

         Section 78.7502(3) of the Nevada General Corporation Law provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

         In  addition,   Section   78.7502(1)  of  the  Nevada  Code  permits  a
corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation, because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

         In a derivative action or threatened derivative action, Section 78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

         The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

Item 7.  Exemption From Registration Claimed.
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-----------------

          4.1 F2 Broadcast Network Inc. Compensation Plan - 2001B, dated January 18, 2001.

          5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

          23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

          23.2 Consent of Gordon, Hughes & Banks, LLP.

          24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signature").

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)to include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of January 2001.

                                        F2 BROADCAST NETWORK INC.

                                        By:/s/ Howard B. Stern
                                           ------------------------------------
                                           Howard B. Stern, Chairman and CEO





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the registration statement appearing below, hereby constitute and appoint Douglas R. Olson or Howard Stern and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

         Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                 Date

/s/ Douglas Olson             Director                       January 31, 2001
----------------------------
Douglas R. Olson

                              Director                       __________, 2001
---------------------------
William Rubin

/s/ Howard Stern              Principal Executive Officer,   January 31, 2001
---------------------------   Principal Financial Officer,
Howard Stern                  Chief Accounting Officer,
                              and Director

                                  Exhibit Index


     4.1 F2 Broadcast Network Inc. Compensation Plan-2001B, dated January 18, 2001.

     5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

     23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

     23.2 Consent of Gordon, Hughes & Banks, LLP.

     24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signature").